Exhibit 99.2

Starwood Waypoint Homes

Earnings Release & Supplement

Third Quarter 2017

Rent **Easy**. Live **Well**.™

Starwood Waypoint Homes DRAFT Earnings Release & Supplement Second Quarter 2017 Rent Easy. Live Well.

Table of Contents

Section I: Section II: Section III: Section IV: Section V: Appendix:	Earnings Release Consolidated Financials Selected Additional Information Same Home Information Earnings Guidance Definitions and Reconciliations	2 9 15 19 32 34

1

Nashville, TN

      I. Earnings Release

2

Earnings Release

STARWOOD WAYPOINT HOMES ANNOUNCES

THIRD QUARTER 2017 FINANCIAL AND OPERATING RESULTS

Scottsdale, Arizona (November 8, 2017) – Starwood Waypoint Homes (NYSE: SFR) (“SWH” or the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced operating and financial results for the three and nine months ended September 30, 2017. Capitalized terms used herein have the meanings set forth in the Appendix to the Supplemental Report of financial and operating information posted on the Company’s website.

Third Quarter 2017 Highlights

•

Signed a definitive merger agreement with Invitation Homes to create the premier single-family rental company with over 80,000 homes in high growth markets with significant concentration in the Western U.S. and Florida.  The merger is expected to close in the 4th quarter of 2017.

•	Total revenues increased 16.1% to $169.7 million for the three months ended September 30, 2017 from $146.1 million for the three months ended September 30, 2016.
•

Net loss attributable to common shareholders of $23.2 million or $0.18 per basic and diluted share for the three months ended September 30, 2017, compared to a $10.9 million net loss or a $0.11 loss per basic and diluted share for the three months ended September 30, 2016.

•	Core Funds from Operations (“Core FFO”) was $60.5 million or $0.45 per share during the three months ended September 30, 2017.
•	Achieved renewal, replacement and blended rent growth rates of 5.3%, 3.0% and 4.4%, respectively, for the Same Home cohort.
•	Same Home Net Operating Income increased by 6.7%, supported by Core Rental Revenue growth of 4.3%.
•

Core Net Operating Income (“Core NOI”) margin for Same Home properties increased to 64.0% for the three months ended September 30, 2017, compared to 62.6% for the three months ended September 30, 2016.

•	Closed approximately $730.0 million SWH 2017-1 securitization with a blended average interest rate of LIBOR plus 156 basis points.

“Supply and demand fundamentals continue to support a very positive outlook for the future of the single-family rental market.  A growing number of families are demanding quality homes in desirable neighborhoods near employment centers and with good schools, and they are choosing the flexibility and value of the rental home lifestyle,” states Fred Tuomi, the Company’s CEO.

“Our third quarter represents continued solid results including Same Home NOI growth of 6.7%, and Same Home Core NOI Margin of 64.0%.  Residents continued to demonstrate satisfaction with our quality homes and high level of customer service as resident retention improved quarter-over-quarter and Same Home Renewal Rent Growth remained stable at 5.3%.”

“The pending merger between Starwood Waypoint Homes and Invitation Homes remains on track for a fourth quarter closing.  We look forward to this transformational opportunity to deliver even greater service and value to our residents through increased scale in desirable locations and the blending of best practices, technology and talent from two innovative operating platforms.”

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

3

Earnings Release (Continued)

Third Quarter 2017 Operating Results

Total revenues were $169.7 million for the three months ended September 30, 2017, and net loss attributable to common shareholders was $23.2 million, or $0.18 per share, driven by depreciation and amortization expense.

NAREIT FFO was $28.3 million for the three months ended September 30, 2017, or $0.21 per share, and Core FFO was $60.5 million, or $0.45 per share. NAREIT FFO and Core FFO are common supplemental measures of operating performance for a REIT, and the Company believes both are useful to investors as a complement to GAAP measures because they facilitate an understanding of the operating performance of the Company’s properties.

Same Home Results

For the Company’s Same Home portfolio of 27,313 homes, revenue, operating expenses and NOI were $135.5 million, $53.8 million and $81.8 million, respectively, for the three months ended September 30, 2017.  Year-over-year Same Home revenue and expense growth were impacted by the implementation of a third-party utility billing service provider during the third quarter 2016, whereby water, sewer and trash services are now held in the Company’s name during resident occupancy and subsequently billed-back to the resident; this had the effect of increasing both revenue growth and expense growth.  Core Rental Revenue and Core Property Operating Expense measures reflect the net effect of these utility reimbursements, as well as other chargebacks.  Core Revenue growth for the quarter was 4.3% with Core Expense increasing by 0.2%. Same Home Core NOI margin for the three months ended September 30, 2017 and September 30, 2016 were 64.0% and 62.6%, respectively. The table below summarizes Same Home operating results.

Same Home	Q3 Results
Homes as of September 30, 2017 (1)	27,313
Occupancy as of September 30, 2017	95.1%
Revenue/Core Revenue Growth (September 30, 2017 as compared to September 30, 2016)	5.0%/4.3%
Operating Expense/Core Expense Growth (September 30, 2017 as compared to September 30, 2016)	2.5%/0.2%
NOI Growth (September 30, 2017 as compared to September 30, 2016)	6.7%
NOI/Core NOI Margin	60.3%/64.0%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) 116 Texas and Florida homes were de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma.	4

Earnings Release (Continued)

Investments

During the three months ended September 30, 2017, the Company acquired 609 homes for an aggregate total investment of approximately $147.6 million, or approximately $242,000 per home, including estimated investment costs for renovation.  The Company sold 243 single-family rental homes for gross sales proceeds of $46.6 million, resulting in a gain of approximately $3.7 million.

Balance Sheet and Capital Markets Activities

As of September 30, 2017, the Company had $4.0 billion of debt outstanding and zero dollars drawn on our $675.0 million credit facility.

In September 2017 the Company executed its SWH 2017-1 securitization sized at approximately $730.0 million, net of retained certificates with a blended average interest rate of LIBOR plus 156 basis points.  The proceeds from the securitization were used to retire the $450.0 million term loan assumption associated with the Company’s GI Portfolio acquisition; proceeds were also used to pay off $180.0 million on the Company’s revolving credit facility, with the remaining proceeds to be used for general corporate purposes.

On October 13, 2017, the Board declared a pro-rata dividend of $0.11 per common share as defined within the Agreement and Plan of Merger, dated August 9th, 2017; the dividend was paid on November 7th to shareholders of record on October 24, 2017.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

5

Earnings Release (Continued)

Full Year 2017 Financial Guidance

The table below provides the Company’s updated Same Home revenue and growth assumptions, and relevant operating metrics.

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

2017 Guidance
Same Home Revenue Growth (1)	4.5 – 5.0%
Same Home Expense Growth (1)	2 – 3%
Same Home Core NOI Margin	64.75 – 65.25%
Same Home Occupancy	95.25 – 95.75%
Same Home Turnover	35.5 – 36.5%

This outlook is based on several assumptions, many of which are outside the Company’s control and all of which are subject to change. This outlook reflects the Company’s expectations on (1) existing investments and (2) yield on incremental investments inclusive of the Company’s existing pipeline. All guidance is based on current expectations of future economic conditions, the judgment of the Company’s management team and does not take into account potential impacts which may result from the anticipated merger with Invitation Homes.  Please refer to the Forward-Looking Statements disclosure.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Growth rates presented exclude the impact of resident utility billing revenue and associated utility chargeback expenses as a result of the SWH utility chargeback transition beginning in Q3 2016, whereby water, sewer and trash services are held in the Company’s name during resident occupancy and subsequently billed back to the resident.	6

Third Quarter 2017 Conference Call

A conference call is scheduled on Thursday, November 9, 2017, at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the three months ended September 30, 2017. The domestic dial-in number is 1-877-407-9039 (for U.S. and Canada) and the international dial-in number is 1-201-689-8470 (passcode not required). An audio webcast may be accessed at www.starwoodwaypoint.com in the investor relations section. A replay of the call will be available through December 9, 2017 and can be accessed by calling 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international), replay pin number 13672436, or by using the link at www.starwoodwaypoint.com, in the investor relations section.

About Starwood Waypoint Homes

Starwood Waypoint Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Starwood Waypoint Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Starwood Waypoint Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.starwoodwaypoint.com.

Additional information

A copy of the Third Quarter 2017 Supplemental Information Package (“Q3 2017 Supplement”) and this press release are available on the Company’s website at www.starwoodwaypoint.com.

Notice Regarding Non-GAAP Financial Measures

This press release and the Q3 2017 Supplement contain and may refer to certain non-GAAP financial measures and terms that management believes are helpful in understanding our business, as further set forth in the definitions, explanations and reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measures included in the Appendix. These measures and terms are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should be read together with the most comparable GAAP measures.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

7

Forward-Looking Statements

Certain statements in this press release and the quarterly supplement/presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are based on certain assumptions and discuss future expectations, describe future plans and strategies and contain financial and operating projections or state other forward-looking information. The Company’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to: the factors referenced in the Company’s Annual Report on Form 10-K and other 34 Act filings, including those under the caption “Risk Factors” in the definitive joint proxy statement/information statement and prospectus dated October 16, 2017 and filed with the SEC on Schedule 14A on October 16, 2017 (the “Merger Proxy”) regarding the Company’s proposed mergers with Invitation Homes Inc. (the “Proposed Mergers”); the possibility that the Proposed Mergers will not close; failure to plan and manage the Proposed Mergers effectively and efficiently; the possibility that the anticipated benefits from the Proposed Mergers may not be realized or may take longer to realize than expected; unexpected costs or unexpected liabilities that may arise from the Proposed Mergers, whether or not completed; unanticipated increases in financing and other costs, including a rise in interest rates; unanticipated increases in financing and other costs, including a rise in interest rates; and the Company’s ability to effectively deploy short-term and long-term capital; the possibility that unexpected liabilities may arise from the Proposed Mergers, including the outcome of any legal proceedings that have been or may be instituted against the Company or others in connection with the Proposed Mergers and the associated transactions; changes in the Company’s business and growth strategies; the Company’s ability to hire and retain highly skilled managerial, investment, financial and operational personnel; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; declines in the value of single-family residential homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in properties that satisfy the Company’s investment objectives and business and growth strategies; the Company’s ability to convert the properties it acquires into rental homes generating attractive returns and to effectively control the timing and costs relating to the renovation and operation of the properties; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to effectively manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the rates of default or decreased recovery rates on the Company’s target assets; the adequacy of the Company’s cash reserves and working capital; the timing of cash flows, if any, from the Company’s investments; the Company’s expected leverage; financial and operating covenants contained in the Company’s credit facilities and securitizations that could restrict its business and investment activities; effects of derivative and hedging transactions; the Company’s ability to maintain effective internal controls as required by the Sarbanes-Oxley Act of 2002 and to comply with other public company regulatory requirements; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; actions and initiatives of the U.S., state and municipal governments and changes to governments’ policies that impact the economy generally and, more specifically, the housing and rental markets; changes in governmental regulations, tax laws (including changes to laws governing the taxation of real estate investment trusts (“REITs”) and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of its subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of the Company’s subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and estimates relating to the Company’s ability to make distributions to its shareholders in the future.

You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in the reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Except as required by law, the Company is under no duty to, and the Company does not intend to, update any of the forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations	Media Relations
Phone: 480-800-3490 Email: IR@colonystarwood.com	Jason Chudoba Phone: 646-277-1249 Email: Jason.chudoba@icrinc.com

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

8

Riverside, CA

      II. Consolidated Financials

9

Balance Sheet (Unaudited) As of September 30, 2017

Dollars in thousands

Assets		Liabilities
Investments in real estate properties:		Accounts payable and accrued expenses	$145,656
Land and land improvements	$1,881,309	Resident prepaid rent and security deposits	64,988
Buildings and building improvements	5,001,710	Mortgage loans, net	3,432,277
Furniture, fixtures and equipment	168,643	Convertible senior notes, net	526,656
Total investments in real estate properties	7,051,662	Liabilities related to assets held for sale	242
Accumulated depreciation	(495,002)	Other liabilities	6,624
Investments in real estate properties, net	6,556,660	Total liabilities	4,176,443

Real estate held for sale, net	144,752	Equity
Cash and cash equivalents	187,659	Common shares, at par	1,283
Restricted cash	129,923	Additional paid-in capital	3,627,986
Investments in unconsolidated joint ventures	33,332	Accumulated deficit	(441,093)
Asset-backed securitization certificates	153,115	Accumulated other comprehensive income	16,151
Assets held for sale	19,585	Total shareholders' equity	3,204,327
Goodwill	260,230	Non-controlling interests	184,294
Other assets, net	79,808	Total equity	3,388,621
Total assets	$7,565,064	Total liabilities and equity	$7,565,064

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

10

Statements of Operations (Unaudited)

Dollars in thousands, except share and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016 (1)	2017	2016 (1)
Revenue
Rental income	$156,299	$133,580	$437,194	$396,318
Other property income	12,682	9,366	31,648	22,858
Other income	706	3,153	6,260	9,022
Total revenues	169,687	146,099	475,102	428,198
Expenses
Property operating and maintenance	26,813	23,678	67,477	62,356
Real estate taxes, insurance and HOA costs	32,733	28,070	90,443	83,310
Property management	8,538	9,079	27,430	29,226
Interest expense	38,877	39,296	115,017	114,737
Depreciation and amortization	53,994	47,344	148,293	135,818
Impairment and other	13,077	356	13,734	530
Share-based compensation	2,387	824	5,584	1,922
General and administrative	10,932	11,333	32,717	39,809
Transaction-related	7,791	1,503	7,856	30,058
Total expenses	195,142	161,483	508,551	497,766
Net gain on sales of real estate	3,735	1,453	12,222	3,364
Equity in income from unconsolidated joint ventures	214	185	584	539
Loss on extinguishment of debt	(216)	-	(10,906)	-
Other (expense) income, net	(156)	1,867	(2,907)	(1,783)
Loss before income taxes	(21,878)	(11,879)	(34,456)	(67,448)
Income tax expense	359	161	695	487
Net loss from continuing operations	(22,237)	(12,040)	(35,151)	(67,935)
(Loss) income from discontinued operations, net	(1,984)	449	(2,205)	(7,368)
Net loss	(24,221)	(11,591)	(37,356)	(75,303)
Net loss attributable to non-controlling interests	1,062	691	1,801	4,529
Net loss attributable to common shareholders	$(23,159)	$(10,900)	$(35,555)	$(70,774)

Net loss per common share - basic and diluted
Net loss attributable to common shareholders	$(0.18)	$(0.11)	$(0.31)	$(0.70)
Weighted average common shares outstanding	128,308,445	101,489,587	116,388,795	101,680,457

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Certain line items have been reclassified to conform to the current period groupings. See Form 10-Q for the period ended September 30, 2017 for further detail.	11

Reconciliation to FFO, Core FFO and Core AFFO

Dollars in thousands, except share and per share data

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017

Reconciliation of net loss to NAREIT FFO
Net loss attributable to common shareholders	$(23,159)	$(35,555)
Adjustments:
Depreciation and amortization on real estate assets	53,981	148,145
Impairment of real estate assets (1)	293	950
Net gain on sale of real estate	(3,735)	(12,222)
Non-controlling interests	(1,062)	(1,801)
Discontinued operations, net (NPL/REO)	1,984	2,205
NAREIT FFO	$28,302	$101,722
NAREIT FFO per share (2)	$0.21	$0.83

Adjustments for Core FFO
NAREIT FFO	$28,302	$101,722
Amortization of deferred financing costs, debt discounts, non-cash interest expense from interest rate caps and loss on extinguishment of debt	9,258	40,283
Share-based compensation	2,387	5,584
Transaction-related expenses	7,791	7,856
Hurricane losses (3)	12,784	12,784
Core FFO	$60,522	$168,229

Core FFO per share (2)	$0.45	$1.37

Adjustments for Core AFFO
Core FFO	$60,522	$168,229
Recurring capital expenditures	(14,093)	(35,556)
Capitalized leasing (4)	(2,534)	(6,976)
Core AFFO	$43,895	$125,697

Core AFFO per share (2)	$0.33	$1.02

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Excludes impairment losses related to Hurricane Harvey and Hurricane Irma.

(2) Weighted-average shares totaled 134,746,716 and 122,983,190 for the three and nine-month periods ended September 30, 2017, respectively.  A reconciliation of outstanding shares is included in the Appendix.

(3) Represents losses related to Hurricane Harvey and Hurricane Irma only which are included in impairment and other in our statement of operations for the three and nine-months ended September 30, 2017.

(4) Comprised of $2.2 million of certain personnel costs and $0.3 million of third-party commissions, and $6.2 million of certain personnel costs and $0.7 million of third-party commissions for the three and nine-month periods ending September 30, 2017, respectively.

12

NOI by Segment – Quarter-to-Date Year-over-year comparison

Dollars in thousands

	Three months ended September 30, 2017				Three months ended September 30, 2016 (1)(2)
	Same Homes	Stabilized Homes	Other Homes	Total	Same Homes	Stabilized Homes	Other Homes	Total	Total Change %
Revenues
Rental income	$125,483	$27,897	$2,920	$156,300	$120,878	$5,936	$6,766	$133,580	17.0%
Fee income	3,953	936	113	5,002	3,541	170	230	3,941	26.9%
Resident utility reimbursements (3)	2,317	655	61	3,033	907	88	55	1,050	188.9%
Resident chargebacks	3,762	573	311	4,646	3,704	74	597	4,375	6.2%
Asset management fee	-	-	706	706	-	-	3,153	3,153	-77.6%
Total revenues	$135,515	$30,061	$4,111	$169,687	$129,030	$6,268	$10,801	$146,099	16.1%

Operating expenses
Repairs & maintenance and turn costs	$14,328	$1,773	$820	$16,921	$15,049	$476	$1,523	$17,048	-0.7%
Utilities (3)(4)	4,098	1,130	562	5,790	2,167	122	416	2,705	114.0%
Real estate taxes	21,729	4,676	1,528	27,933	20,743	872	1,478	23,093	21.0%
Insurance and HOA costs	3,966	685	150	4,801	4,434	225	318	4,977	-3.5%
Property management costs	6,599	1,369	570	8,538	6,693	390	1,996	9,079	-6.0%
Bad debt	1,849	291	226	2,366	2,059	102	195	2,356	0.4%
Other expenses	1,228	369	138	1,735	1,323	72	174	1,569	10.6%
Total operating expenses	$53,797	$10,293	$3,994	$68,084	$52,468	$2,259	$6,100	$60,827	11.9%

Net Operating Income	$81,718	$19,768	$117	$101,603	$76,562	$4,009	$4,701	$85,272	19.2%

Home Count (5)	27,313	5,951	1,356	34,620	27,313	1,622	2,075	31,010

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation.  See Form 10-Q for the period ended September 30, 2017 for further detail.

(2) Adjusted for Integration Costs related to the merger between Colony American Homes and Starwood Waypoint Residential Trust.

(3) Utility expense increase is primarily related to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements.

(4) Includes $2.4 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to resident and $0.6 million increase for third-party service fees.

(5) 116 Same Homes and 7 Stabilized Homes were de-stabilized in Q3 2017 and reported as Other Homes as a result of Hurricane Harvey and Hur[r]icane Irma.

13

NOI by Segment – Year-to-Date Year-over-year comparison

Dollars in thousands

	Nine months ended September 30, 2017				Nine months ended September 30, 2016 (1)(2)
	Same Homes	Stabilized Homes	Other Homes	Total	Same Homes	Stabilized Homes	Other Homes	Total	Total Change %
Revenues
Rental income	$375,088	$50,117	$11,989	$437,194	$359,368	$14,719	$22,231	$396,318	10.3%
Fee income	10,939	1,827	443	13,209	9,460	445	705	10,610	24.5%
Resident utility reimbursements (3)	5,280	984	163	6,427	2,005	144	132	2,281	181.8%
Resident chargebacks	10,238	886	888	12,012	8,671	115	1,181	9,967	20.5%
Asset management fee	-	-	6,260	6,260	-	-	9,022	9,022	-30.6%
Total revenues	$401,545	$53,814	$19,743	$475,102	$379,504	$15,423	$33,271	$428,198	11.0%

Operating expenses
Repairs & maintenance and turn costs	$37,491	$3,395	$2,494	$43,380	$39,563	$1,386	$4,387	$45,336	-4.3%
Utilities (3)(4)	9,789	2,048	1,102	12,939	4,982	471	1,060	6,513	98.7%
Real estate taxes	64,959	8,379	3,440	76,778	61,732	2,231	5,136	69,099	11.1%
Insurance and HOA costs	11,894	1,277	495	13,666	12,701	528	982	14,211	-3.8%
Property management costs	21,079	2,719	3,632	27,430	20,109	730	6,279	27,118	1.2%
Bad debt	5,000	493	735	6,228	4,682	202	438	5,322	17.0%
Other expenses	3,758	754	417	4,929	4,356	214	615	5,185	-4.9%
Total operating expenses	$153,970	$19,065	$12,315	$185,350	$148,125	$5,762	$18,897	$172,784	7.3%

Net Operating Income	$247,575	$34,749	$7,428	$289,752	$231,379	$9,661	$14,374	$255,414	13.4%

Home Count (5)	27,313	5,951	1,356	34,620	27,313	1,622	2,075	31,010

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended September 30, 2017 for further detail.

(2) Adjusted for Integration Costs related to the merger between Colony American Homes and Starwood Waypoint Residential Trust.

(3) Utility expense increase is primarily related to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements.

(4) Includes $4.9 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to resident and $1.5 million increase for third-party service fees.

(5) 116 Same Homes and 7 Stabilized Homes were de-stabilized in Q3 2017 and reported as Other Homes as a result of Hurricane Harvey and Hurricane Irma.

14

Tampa, FL

      III. Selected Additional Information

15

Home Count by Portfolio As of September 30, 2017

Market:	Same Home (1)	Stabilized Homes (1)	Total Stable Homes (1)(2)	Total Stable Homes Occupied % (1)(2)	Other Homes (1)	Non-owned, Managed Homes	Total Homes
Atlanta	4,594	406	5,000	96.1%	75	-	5,075
Tampa	3,545	355	3,900	93.6%	25	-	3,925
Miami	3,337	360	3,697	95.4%	95	-	3,792
Southern California	2,651	901	3,552	96.0%	233	328	4,113
Houston	2,390	53	2,443	96.3%	208	-	2,651
Dallas	1,890	272	2,162	95.9%	95	-	2,257
Orlando	1,830	106	1,936	95.5%	10	-	1,946
Denver	1,754	364	2,118	95.0%	58	-	2,176
Las Vegas	1,701	38	1,739	94.9%	9	184	1,932
Phoenix	1,369	530	1,899	95.9%	100	286	2,285
Northern California	757	862	1,619	96.4%	164	-	1,783
Charlotte-Raleigh	712	749	1,461	94.1%	171	-	1,632
Chicago	674	462	1,136	93.0%	23	-	1,159
Nashville	109	493	602	93.0%	90	-	692
Total	27,313	5,951	33,264	95.3%	1,356	798	35,418

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) 116 Same Homes and 7 Stabilized Homes were de-stabilized in Q3 2017 and reported as Other Homes as a result of Hurricane Harvey and Hurricane Irma. The markets impacted were Houston (95 Same Homes and 4 Stabilized Homes), Miami (8 Same Homes and 1 Stabilized Home), Orlando (4 Same Homes), and Tampa (9 Same Homes and 2 Stabilized Homes). (2) Excludes Other Homes and REO properties associated with the NPL business.	16

Asset Rollforward Three months ended September 30, 2017

	Homes as of			Homes as of
Market:	June 30, 2017 (1)	Acquisitions	Dispositions	September 30, 2017 (1)
Atlanta	5,017	63	5	5,075
Tampa	3,929	-	4	3,925
Miami	3,812	-	20	3,792
Southern California	3,811	-	26	3,785
Houston	2,695	-	44	2,651
Dallas	2,212	50	5	2,257
Denver	2,126	51	1	2,176
Orlando	1,947	-	1	1,946
Las Vegas	1,742	10	4	1,748
Phoenix	1,901	121	23	1,999
Charlotte-Raleigh	1,439	193	-	1,632
Northern California	1,796	1	14	1,783
Chicago	1,162	-	3	1,159
Nashville	572	120	-	692
Other	93	-	93	-
Total Owned Homes	34,254	609	243	34,620

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Excludes REO properties associated with the NPL business.	17

Debt Summary

Dollars in thousands

Mortgage loans, net:	Principal balance	Interest rate (1)	Full maturity
CAH 2014-1	$478,734	1mL+172bps	May-19
CAH 2014-2	437,156	1mL+176bps	Jul-19
CAH 2015-1	625,899	1mL+198bps	Jul-20
CSH 2016-1	483,450	1mL+230bps	Jul-21
CSH 2016-2	579,250	1mL+194bps	Dec-21
SWH 2017-1	731,190	1mL+155bps	Jan-23
Total mortgage loans, net	$3,335,679
Convertible debt:
Convertible senior notes (2017)	$3,602	4.50%	Oct-17
Convertible senior notes (2019)	230,000	3.00%	Jul-19
Convertible senior notes (2022)	345,000	3.50%	Jan-22
Total convertible debt	$578,602
Total debt	$3,914,281
Cash plus restricted cash, excluding security deposits	$(252,594)
Net debt	$3,661,687

Cash plus restricted cash, excluding security deposits	$252,594
Unamortized discounts and loan costs	(108,463)
Retained certificates	153,115
Total balance sheet debt	$3,958,933

Total Debt 44.1% Equity market capitalization: (2) 55.9% Total Capitalization 8873588 3914281 4959307 21.9% 78.1% Debt Summary Includes 2.6B of fixed interest rate swaps (3) Fixed Floating

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Interest rate has been weighted by securitization class, excluding retained certificates. (2) Equity market capitalization based on November 3, 2017 closing price of $36.80 and 134.8 million shares and units outstanding. (3) Weighted average interest rate for $2.6Bn fixed swap contracts is 2.75%.	18

Inland Empire, CA

      IV. Same Home Information

19

Portfolio Overview – Same Home As of September 30, 2017

Market:	Same Home (1)	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Average Monthly Rent per Occupied Home
Atlanta	4,594	96.0%	$135,699	$155,552	2,024	$1,402
Tampa	3,545	93.6%	156,169	182,191	1,717	1,518
Miami	3,337	95.3%	208,445	229,001	1,729	1,872
Southern California	2,651	95.8%	274,928	312,237	1,724	2,158
Houston	2,390	96.3%	153,398	158,965	1,949	1,522
Dallas	1,890	95.5%	179,738	189,527	2,105	1,708
Orlando	1,830	95.4%	140,262	169,443	1,727	1,460
Denver	1,754	94.8%	200,905	222,314	1,734	1,840
Las Vegas	1,701	94.9%	187,267	204,923	2,029	1,473
Phoenix	1,369	95.8%	139,999	157,310	1,721	1,254
Northern California	757	95.9%	229,105	253,469	1,438	1,925
Charlotte-Raleigh	712	90.6%	186,391	212,011	2,359	1,699
Chicago	674	93.0%	158,606	162,791	1,566	1,754
Nashville	109	85.3%	285,068	307,528	2,806	2,280
Total	27,313	95.1%	$178,289	$199,125	1,849	$1,643

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) 116 Texas and Florida homes de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma. The markets impacted were Houston (95 homes), Miami (8 homes), Orlando (4 homes), and Tampa (9 homes).	20

Same Home Year-Over-Year Results

Dollars in thousands

	Three Months Ended September 30, (1)			Nine Months Ended September 30, (1)
	2017	2016 (2)	% of Change	2017	2016 (2)	% of Change
Revenues
Rental income	$125,483	$120,878	3.8%	$375,088	$359,368	4.4%
Fee income	3,953	3,541	11.6%	10,939	9,460	15.6%
Resident utility reimbursements (3)	2,317	907	155.5%	5,280	2,005	163.3%
Resident chargebacks	3,762	3,704	1.6%	10,238	8,671	18.1%
Total revenues	$135,515	$129,030	5.0%	$401,545	$379,504	5.8%

Operating expenses
Repairs & maintenance and turn costs	$14,328	$15,049	-4.8%	37,491	39,563	-5.2%
Utilities (3)(4)	4,098	2,167	89.1%	9,789	4,982	96.5%
Real estate taxes	21,729	20,743	4.8%	64,959	61,732	5.2%
Insurance and HOA costs	3,966	4,434	-10.6%	11,894	12,701	-6.4%
Property management costs	6,599	6,693	-1.4%	21,079	20,109	4.8%
Bad debt	1,849	2,059	-10.2%	5,000	4,682	6.8%
Other expenses	1,228	1,323	-7.2%	3,758	4,356	-13.7%
Total operating expenses	$53,797	$52,468	2.5%	$153,970	$148,125	3.9%

Net Operating Income	$81,718	$76,562	6.7%	$247,575	$231,379	7.0%
Net Operating Income margin	60.3%	59.3%		61.7%	61.0%
Core Net Operating Income margin	64.0%	62.6%		65.0%	63.5%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Starwood Waypoint Homes’ Same Home property count is 27,313 as of September 30, 2017.  This reflects 116 Texas and Florida homes de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma.

(2) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended September 30, 2017 for further detail.

(3) Utility expense increase is primarily related to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements.

(4) Includes $1.4 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to the resident and approximately a $0.5 million year-over-year increase for third-party service fees for the three months ended September 30, 2017; $3.6 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to the resident and $1.2 million year-over-year increase for third-party service fees for the nine months ended September 30, 2017.

21

Same Home Core Year-Over-Year Results

Dollars in thousands

	Three Months Ended September 30, (1)			Nine Months Ended September 30, (1)
	2017	2016 (2)	% of Change	2017	2016 (2)	% of Change
Core Revenues
Rental income	$125,483	$120,878	3.8%	$375,088	$359,368	4.4%
Fee income	3,953	3,541	11.6%	10,939	9,460	15.6%
(-) Bad debt	(1,849)	(2,059)	-10.2%	(5,000)	(4,682)	6.8%
Total Core Revenues	$127,587	$122,360	4.3%	$381,027	$364,146	4.6%

Core Expenses
Total operating expenses	$53,797	$52,468	2.5%	$153,970	$148,125	3.9%
(-) Resident utility reimbursements	(2,317)	(907)	155.5%	(5,280)	(2,005)	163.3%
(-) Resident chargebacks	(3,762)	(3,704)	1.6%	(10,238)	(8,671)	18.1%
(-) Bad debt	(1,849)	(2,059)	-10.2%	(5,000)	(4,682)	6.8%
Total Core Operating Expenses	$45,869	$45,798	0.2%	$133,452	$132,768	0.5%

Same Home Core Net Operating Income	$81,718	$76,562	6.7%	$247,575	$231,379	7.0%
Core Net Operating Income margin	64.0%	62.6%		65.0%	63.5%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Starwood Waypoint Homes’ Same Home property count is 27,313 as of September 30, 2017. This reflects 116 Texas and Florida homes de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma. (2) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended September 30, 2017 further detail.	22

Same Home Quarterly Trending Results

Dollars in thousands

	3Q16 (1)	4Q16 (1)	1Q17	2Q17	3Q17
Revenues
Rental income	$120,878	$121,905	$124,067	$125,539	$125,483
Fee income	3,541	3,320	3,377	3,610	3,953
Resident utility reimbursements	907	895	1,319	1,645	2,317
Resident chargebacks	3,704	2,984	3,000	3,477	3,762
Total revenues	$129,030	$129,104	$131,763	$134,271	$135,515

Operating expenses
Repairs & maintenance and turn costs	$15,049	$10,852	$10,443	$12,720	$14,328
Utilities (2)	2,167	2,230	2,541	3,150	4,098
Real estate taxes	20,743	19,539	21,144	22,086	21,729
Insurance and HOA costs	4,434	4,183	3,963	3,965	3,966
Property management costs	6,693	6,656	7,369	7,110	6,599
Bad debt	2,059	2,162	1,724	1,427	1,849
Other expenses	1,323	1,294	1,309	1,221	1,228
Total operating expenses	$52,468	$46,916	$48,493	$51,679	$53,797

Net Operating Income	$76,562	$82,188	$83,270	$82,592	$81,718

Same Home Metrics
Home count (3)	27,313	27,313	27,313	27,313	27,313
NOI margin	59.3%	63.7%	63.2%	61.5%	60.3%
Core NOI margin	62.6%	66.8%	66.2%	64.7%	64.0%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended September 30, 2017 for further detail. (2) Utility expense increase is primarily related to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements. (3) 116 Texas and Florida homes de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma.	23

Same Home Core Quarterly Trending Results

Dollars in thousands

	3Q16 (1)	4Q16 (1)	1Q17	2Q17	3Q17
Core Revenues
Rental income	$120,878	$121,905	$124,067	$125,539	$125,483
Fee income	3,541	3,320	3,377	3,610	3,953
(-) Bad debt	(2,059)	(2,162)	(1,724)	(1,427)	(1,849)
Total Core Revenues	$122,360	$123,063	$125,720	$127,722	$127,587

Core Expenses
Total operating expenses	$52,468	$46,916	$48,493	$51,679	$53,797
(-) Resident utility reimbursements	(907)	(895)	(1,319)	(1,645)	(2,317)
(-) Resident chargebacks	(3,704)	(2,984)	(3,000)	(3,477)	(3,762)
(-) Bad debt	(2,059)	(2,162)	(1,724)	(1,427)	(1,849)
Total Core Operating Expenses	$45,798	$40,875	$42,450	$45,130	$45,869

Same Home Core Net Operating Income	$76,562	$82,188	$83,270	$82,592	$81,718

Core Net Operating Income margin	62.6%	66.8%	66.2%	64.7%	64.0%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended September 30, 2017 for further detail.	24

Results by Market – Same Home Quarter-to-Date Three months ended September 30, 2017

Dollars in thousands

Market:	Same Home (1)	% of Total Same Home	Revenues	Expenses	Net Operating Income	% of Net Operating Income	Net Operating Margin	Core Operating Margin
Atlanta	4,594	16.8%	$19,426	$7,049	$12,377	15.1%	63.7%	67.6%
Tampa	3,545	13.0%	16,348	7,290	9,058	11.1%	55.4%	59.5%
Miami	3,337	12.2%	18,808	8,445	10,363	12.7%	55.1%	58.2%
Southern California	2,651	9.7%	16,958	5,138	11,820	14.5%	69.7%	73.3%
Houston	2,390	8.8%	10,937	5,511	5,426	6.6%	49.6%	52.1%
Dallas	1,890	6.9%	9,716	4,610	5,106	6.2%	52.6%	55.1%
Orlando	1,830	6.7%	8,117	3,326	4,791	5.9%	59.0%	63.3%
Denver	1,754	6.4%	9,936	3,156	6,780	8.3%	68.2%	74.2%
Las Vegas	1,701	6.2%	7,878	2,608	5,270	6.4%	66.9%	70.6%
Phoenix	1,369	5.0%	5,192	1,738	3,454	4.2%	66.5%	70.9%
Northern California	757	2.8%	4,473	1,476	2,997	3.7%	67.0%	71.6%
Charlotte-Raleigh	712	2.6%	3,530	1,242	2,288	2.8%	64.8%	68.3%
Chicago	674	2.5%	3,499	2,051	1,448	1.8%	41.4%	45.5%
Nashville	109	0.4%	697	157	540	0.7%	77.5%	78.4%
Total	27,313	100%	$135,515	$53,797	$81,718	100%	60.3%	64.0%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) 116 Texas and Florida homes de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma. The markets impacted were Houston (95 homes), Miami (8 homes), Orlando (4 homes), and Tampa (9 homes).	25

Results by Market – Same Home Year-to-Date Nine months ended September 30, 2017

Dollars in thousands

Market:	Same Home (1)	% of Total Same Home	Revenues	Expenses	Net Operating Income	% of Net Operating Income	Net Operating Margin	Core Operating Margin
Atlanta	4,594	16.8%	$57,188	$20,040	$37,148	15.0%	65.0%	68.4%
Tampa	3,545	13.0%	48,847	20,753	28,094	11.3%	57.5%	61.4%
Miami	3,337	12.2%	55,815	24,117	31,698	12.8%	56.8%	60.0%
Southern California	2,651	9.7%	50,554	16,927	33,627	13.6%	66.5%	69.7%
Houston	2,390	8.8%	32,736	16,072	16,664	6.7%	50.9%	53.2%
Dallas	1,890	6.9%	28,440	12,571	15,869	6.4%	55.8%	58.0%
Orlando	1,830	6.7%	23,948	9,512	14,436	5.8%	60.3%	63.8%
Denver	1,754	6.4%	29,187	8,072	21,115	8.5%	72.3%	77.2%
Las Vegas	1,701	6.2%	23,196	7,338	15,858	6.4%	68.4%	71.4%
Phoenix	1,369	5.0%	15,342	4,739	10,603	4.3%	69.1%	72.2%
Northern California	757	2.8%	13,120	4,268	8,852	3.6%	67.5%	71.2%
Charlotte-Raleigh	712	2.6%	10,525	3,494	7,031	2.8%	66.8%	69.8%
Chicago	674	2.5%	10,566	5,549	5,017	2.0%	47.5%	51.9%
Nashville	109	0.4%	2,081	518	1,563	0.6%	75.1%	76.1%
Total	27,313	100%	$401,545	$153,970	$247,575	100%	61.7%	65.0%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

. (1) 116 Texas and Florida homes de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma. The markets impacted were Houston (95 homes), Miami (8 homes), Orlando (4 homes), and Tampa (9 homes).	26

Lease Outcomes – Same Home Quarter-to-Date as of September 30, 2017

	Expiration Outcome					Turnover (4)
Market:	Expiration Count (1)	Renewed (2)	Retained (3)	Renewal Rate	Retention Rate	QTD Turnover Rate (5)	YTD Turnover Rate	YTD Annualized Turnover Rate (6)
Atlanta	1,206	839	893	69.6%	74.0%	9.8%	28.6%	38.1%
Tampa	911	539	598	59.2%	65.6%	11.9%	31.7%	42.3%
Miami	754	494	520	65.5%	69.0%	8.6%	24.7%	32.9%
Southern California	684	470	514	68.7%	75.1%	7.7%	23.4%	31.2%
Houston	582	365	396	62.7%	68.0%	9.7%	27.3%	36.4%
Dallas	452	283	305	62.6%	67.5%	10.4%	30.8%	41.1%
Denver	464	304	321	65.5%	69.2%	11.0%	30.4%	40.6%
Orlando	450	302	313	67.1%	69.6%	9.6%	27.5%	36.6%
Las Vegas	473	290	315	61.3%	66.6%	11.0%	29.5%	39.3%
Phoenix	354	221	246	62.4%	69.5%	10.5%	27.5%	36.6%
Charlotte-Raleigh	195	120	128	61.5%	65.6%	12.8%	34.6%	46.1%
Northern California	187	122	132	65.2%	70.6%	9.5%	20.7%	27.7%
Chicago	180	110	120	61.1%	66.7%	9.9%	28.6%	38.2%
Nashville	29	13	14	44.8%	48.3%	20.2%	39.4%	52.6%
Total	6,921	4,472	4,815	64.6%	69.6%	10.0%	28.1%	37.4%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Represents the number of leases that expired within the quarter, less early terminations.

(2) Includes lease expirations where the lease was renewed (excludes month-to-month leases).

(3) Includes lease expirations where the resident did not "move out".

(4) Population limited to homes that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(5) The number of homes that become vacant during the subject period as a percentage of homes with an initial move-in ready status.

(6) The number of homes that become vacant during the subject period as an annualized percentage of homes with an initial move-in ready status.

27

Rent Growth – Same Home Quarter-to-Date as of September 30, 2017

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)
Atlanta	865	5.9%	485	6.8%	6.3%	7	3.0%	1,357	6.2%
Tampa	563	4.1%	381	1.8%	3.2%	29	3.0%	973	3.2%
Miami	549	4.3%	327	1.2%	3.1%	23	3.0%	899	3.1%
Southern California	495	5.9%	216	7.2%	6.3%	10	3.0%	721	6.2%
Houston	425	3.7%	270	-6.6%	-0.4%	18	3.0%	713	-0.2%
Dallas	303	5.6%	211	1.6%	3.9%	15	3.0%	529	3.9%
Denver	333	6.7%	186	4.5%	5.9%	4	3.0%	523	5.9%
Orlando	311	5.0%	171	6.4%	5.5%	20	3.0%	502	5.4%
Las Vegas	314	5.3%	172	4.7%	5.1%	-	-	486	5.1%
Phoenix	254	6.6%	148	6.3%	6.5%	2	3.0%	404	6.5%
Charlotte-Raleigh	124	4.2%	81	-1.5%	1.8%	-	-	205	1.8%
Northern California	133	8.0%	60	14.0%	9.8%	8	3.0%	201	9.6%
Chicago	93	3.6%	65	-1.8%	1.4%	7	3.0%	165	1.6%
Nashville	13	4.3%	15	-0.3%	1.9%	-	-	28	1.9%
Total	4,775	5.3%	2,788	3.0%	4.4%	143	3.0%	7,706	4.4%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended September 30, 2017, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewal and escalating multi-year leases for the three months ended September 30, 2017.	28

Rent Growth – Same Home Year-to-Date as of September 30, 2017

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)
Atlanta	2,282	5.4%	1,292	6.8%	5.9%	39	3.0%	3,613	5.8%
Tampa	1,588	3.6%	1,084	2.8%	3.3%	82	3.0%	2,754	3.3%
Miami	1,687	4.0%	808	2.4%	3.5%	82	3.0%	2,577	3.5%
Southern California	1,361	5.7%	598	7.4%	6.2%	36	3.0%	1,995	6.2%
Houston	1,171	3.8%	707	-4.3%	0.7%	54	3.0%	1,932	0.8%
Dallas	892	5.6%	594	2.6%	4.4%	48	3.0%	1,534	4.3%
Denver	859	6.7%	535	5.3%	6.1%	34	3.0%	1,428	6.1%
Orlando	943	4.5%	505	5.1%	4.7%	36	3.0%	1,484	4.6%
Las Vegas	881	5.0%	489	5.2%	5.1%	1	3.0%	1,371	5.1%
Phoenix	678	7.0%	372	9.0%	7.7%	12	3.0%	1,062	7.6%
Charlotte-Raleigh	316	4.0%	216	2.0%	3.2%	-	-	532	3.2%
Northern California	414	7.9%	140	13.4%	9.2%	14	3.0%	568	9.1%
Chicago	257	4.0%	168	0.9%	2.8%	20	3.0%	445	2.9%
Nashville	52	4.2%	29	1.5%	3.2%	-	-	81	3.2%
Total	13,381	5.0%	7,537	4.0%	4.6%	458	3.0%	21,376	4.6%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the nine months ended September 30, 2017, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewal and escalating multi-year leases for the nine months ended September 30, 2017.	29

Same Home Quarterly Trending Operational Results

	3Q16	4Q16	1Q17	2Q17	3Q17
Occupancy	95.4%	95.6%	96.1%	95.1%	95.1%
Turnover Rate	10.3%	7.5%	7.8%	10.2%	10.0%
Year-to-Date Annualized Turnover Rate	36.4%	34.8%	31.2%	36.1%	37.4%
Renewal Rate	61.8%	64.9%	63.2%	61.9%	64.6%
Retention Rate	68.9%	72.3%	72.5%	68.7%	69.6%
Renewal Rent Growth	5.3%	4.8%	4.5%	5.1%	5.3%
Replacement Rent Growth	4.6%	1.7%	2.7%	6.1%	3.0%
Blended Rent Growth	5.0%	3.5%	3.9%	5.5%	4.4%
Average Monthly Contractual Rent for Occupied Homes	$1,572	$1,585	$1,599	$1,622	$1,643

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

30

Same Home Cost to Maintain

Dollars in thousands, except per home amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017		2017
	Total Cost	Cost per Home	Total Cost	Cost per Home
R&M and turnover expenses (1)
Repairs and maintenance	$5,501	$201	$14,903	$546
Turnover-related costs	3,808	139	9,993	366
Landscaping and pool services	1,241	45	2,341	86
Total R&M and turnover expenses	$10,550	$385	$27,237	$998

Recurring capital expenditures (2)
Capital replacements	$8,243	$302	$20,625	$755
Turnover-related capital costs	4,079	149	10,906	399
Total recurring capital expenditures	$12,322	$451	$31,531	$1,154

Total R&M and recurring capital expenditures	$22,872	$836	$58,768	$2,152

Revenue enhancing capital expenditures (3)
Total Revenue Enhancing Capital Expenditures	$536	$20	$1,574	$58

Same Home Count (4)		27,313		27,313

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Amounts shown are net of resident chargebacks, some of which may not be collectable.

(2) Includes replacements and expenditures necessary to preserve and maintain the value and functionality of the home and its systems.  Excludes initial renovation and redevelopment expenditures.

(3) Includes capital improvements and additions intended to increase the revenue potential for a given property, which we track separately from recurring capital expenditures.

(4) 116 Texas and Florida homes de-stabilized and removed from the Same Home[s] cohort in Q3 2017 as a result of Hurricane Harvey and Hurricane Irma.

31

      V. Earnings Guidance

32

2017 Guidance

2017 Guidance (1)(2)(3)
Same Home Revenue Growth	4.5 – 5.0%
Same Home Expense Growth	2 – 3%
Same Home Core NOI Margin	64.75 – 65.25%
Same Home Occupancy	95.25 – 95.75%
Same Home Turnover	35.5 – 36.5%

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2017 unless otherwise indicated.

(1) Please refer to the Forward-Looking Statement disclosure.

(2) This outlook is based on a number of assumptions, many of which are outside of the Starwood Waypoint Homes’ control, and all of which are subject to change. This outlook reflects Starwood Waypoint Homes’ expectations on (a) existing investments and (b) yield on incremental investments inclusive of Starwood Waypoint Homes’ existing pipeline. All guidance is based on current expectations of future economic conditions, the judgment of the Starwood Waypoint Homes’ management team and does not take into account potential impacts which may result from the anticipated merger with Invitation Homes.

(3) Growth rates presented exclude the impact of resident utility billing revenue and associated utility chargeback expenses as a result of the SWH utility chargeback transition beginning in Q3 2016, whereby water, sewer and trash services are held in the Company’s name during resident occupancy and subsequently billed back to the resident.

33

Vallejo, CA

      Appendix:  Definitions & Reconciliations

34

Appendix A: Definitions

Annualized Turnover Rate. Calculated by dividing a) the number of homes that become unoccupied during a period of time by b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage by multiplying the period of measurement to reach a 12-month period (e.g., multiplying a three-month turnover measurement by four). Management believes this operational measure is useful in understanding resident satisfaction, pricing effectiveness and assessing associated property repairs and maintenance expenses.

Asset Management Fee. Represents contractual revenue earned related to the property management of the Fannie Mae JV and Waypoint Real Estate Group properties.

Average Acquisition Cost per Home. Calculated by dividing a) the total acquisition cost for each home in an identified population (such acquisition costs including purchase price and closing costs, but excluding renovation/rehabilitation costs incurred prior to leasing) by b) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the merger includes the purchase accounting fair market value step-up applied to those assets as of the close of merger on January 5, 2016.

Average Investment. Calculated by dividing the sum of a) the total acquisition cost for each home in an identified population b) all property related capitalized expenditures incurred in the renovation/rehabilitation of a property prior to leasing by c) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the merger includes the purchase accounting fair market value step-up applied to those assets as of the close of merger on January 5, 2016.

Average Monthly Rent per Occupied Home. Calculated by dividing a) the aggregate monthly contractual cash rent (excluding rent concessions and incentives) for an identified population of occupied rental units by b) the number of rental units in the identified population. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on the SWH portfolio’s average monthly rent.

Blended Rent Growth. Represents the weighted average rent growth on all new leases (replacement leases) and renewals during a measured period, and is calculated by dividing a) the aggregate contractual first month rent on all new leases and lease renewals executed during the applicable period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal or new lease. This calculation does not include lease escalations / step-ups for multi-year leases.

35

Core AFFO. Core AFFO, or core adjusted funds from operations, is a non-GAAP financial measure that we believe assists investors in assessing the results of SWH’s single-family rental business as it allows investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. Core AFFO adjusts Core FFO (defined below) to eliminate the impact of Recurring Capital Expenditures and capitalized leasing costs incurred during the period. Core AFFO and Core AFFO per share are not a substitute for net income (loss) per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends as they exclude certain items that require cash settlements in the periods presented. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Core FFO. Core FFO is a non-GAAP financial measure of operating performance that we believe assists investors in assessing the results of SWH’s single-family rental business, which is our core operating business as it allows investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. Core FFO adjusts NAREIT FFO (defined below) to eliminate the impact of certain items that SWH believes are not indicative of our core operating performance. Our Core FFO begins with NAREIT FFO and is adjusted for amortization of deferred financing costs, debt premium discounts, share-based compensation, loss on derivative financial instruments, amortization of derivative financial instruments, non-cash interest expense and loss on extinguishment of debt.  Core FFO and Core FFO per share does not represent cash generated from operating activities determined in accordance with GAAP, and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.  Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Core Net Operating Income or Core NOI. SWH calculates Core NOI by subtracting Core Property Operating Expenses from Core Rental Revenue, as defined, which eliminates (a) revenues and expenses that SWH believes are not directly related to the operating performance of the homes themselves and (b) GAAP presentations of resident chargeback fees and bad debt expense to provide a clearer presentation of rental and fee income streams as well as associated expenses. Please refer to the definition of NOI below for an explanation of how that measure is calculated separate from Core NOI. Core NOI is a non-GAAP measure of operating performance that SWH believes assists investors in assessing the performance of our portfolio of single-family homes, which is our core operating business. Please see Appendix B for a reconciliation of net income (loss) to Core NOI.

The Core NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of SWH’s performance or as measures of liquidity. Although SWH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures are comparable with that of other REITs.

Core Operating Expenses. Calculated by adjusting operating costs for the properties in the relevant sample by eliminating the impact of resident chargebacks/resident utility reimbursements and bad debt expense.

Core Revenue. Calculated by rental and fee income for the properties in the relevant sample adjusted to eliminate the impact of bad debt expense.

36

Integration Costs.  Costs and charges incurred during the integration of the Starwood Waypoint Residential Trust and Colony American Homes operations during the fiscal year 2016 that are not reflective of our core operating performance and that we do not expect to incur subsequent to the completion of the Merger integration, but which do not qualify for Merger and transaction-related expenses under GAAP.  The majority of Integration Costs consist of base salaries, benefits, and payroll taxes of employees separated or scheduled for separation as a result of the Merger.

NAREIT FFO.  Funds from operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (in accordance with GAAP) excluding gains or losses from sale of previously depreciated real estate assets, plus depreciation and amortization of real estate assets, impairment of real estate assets, discontinued operations and adjustments for unconsolidated partnerships and joint ventures.  Consistent with real estate industry and investment community preferences, we use NAREIT FFO as a supplemental measure of operating performance for a REIT. We consider NAREIT FFO useful to investors as a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. NAREIT FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that NAREIT FFO provides investors with a clearer view of the Company’s operating performance.

Net Operating Income or NOI. SWH defines NOI as rental and other property revenues less property operating expenses. SWH has presented NOI for Same Home Homes as SWH believes this NOI measure to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflects the operations of our business. Refer to the table below for a reconciliation of net loss attributable to common shareholders to NOI. Please refer to the definition of Core NOI above for an explanation of how that measure is calculated separate from NOI, and see Appendix B for a reconciliation of net income (loss) to NOI.

These NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of SWH’s performance or as measures of liquidity. Although SWH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that SWH’s basis for computing these non-GAAP measures is comparable with that of other REITs.

Non-Owned, Managed Homes. Starwood Waypoint Homes currently provides its property and asset management services to third parties and/or joint venture partners as a fee service.  The non-owned properties are all managed within the same platform from which Starwood Waypoint Homes services its Owned Homes.

Occupancy %. Represents the percentage of an identified rental unit population that is occupied as of the measurement period and is calculated by dividing a) the number of occupied units as of the last day of the measurement period by b) the number of rental units in the identified population of rental units (Same Home, Owned Homes, etc.).

Other Homes. Homes that a) are awaiting initial rehabilitation, b) are currently undergoing initial rehabilitation, or c) have completed initial rehabilitation but have not yet experienced initial occupancy.  Includes 832 Owned Homes that were not intended to be held for the long-term and not in service, 524 non-stabilized homes and excludes the 79 REO homes held as of September 30, 2017.

37

Owned Homes. Represents wholly-owned single-family rental properties, and is measured by the number of total rental units. This takes into account investments in multi-unit properties which Management believes provides a more meaningful measure to investors.  Owned Homes excludes the 79 REO homes held as of September 30, 2017.

Recurring Capital Expenditures or Recurring Capex. General replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Renewal Rate. Calculated by dividing a) the number of renewed residents with current period lease expirations by b) the total lease expirations during the period.

Renewal Rent Growth. Represents the percentage change in monthly contractual rent resulting from all lease renewals that became effective during a measurement period for an identified population of rental units, and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on lease renewals executed during the applicable measurement period for an identified population of rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

Replacement Rent Growth. Represents the percentage change in monthly contractual rent resulting from new leases on properties previously leased to different residents during a measurement period for an identified population of rental units and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on new leases signed during the applicable measurement period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units under the prior lease on such properties. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

Retention Rate. Calculated by dividing a) the number of retained residents with current period lease expirations by b) the total lease expirations during the period.

Revenue Enhancing Capital Expenditures or Revenue Enhancing Capex. Capital improvements and additions intended to increase the revenue potential for a given property.

Same Homes. Homes which have been stabilized for at least fifteen (15) months prior to the start of the current measurement period, excluding any homes that have been disposed of, removed from service or returned to the development period for significant renovation.

Stabilized Homes. Homes that are currently occupied or have been previously leased and occupied that do not meet the criteria to be a Same Home.

Total Homes. Represents all homes Starwood Waypoint Homes manages.  Includes both Owned Homes and Non-Owned, Managed Homes.

Total Rent Growth. Represents the weighted average rent growth on replacement rents, renewals, and escalating multi-year leases for the period.

38

Appendix B: Reconciliations

Net Operating Income or NOI:

Dollars in thousands

	Three months ended September 30, 2017		Nine months ended September 30, 2017
Reconciliation of net loss to NOI	Same Home	Stabilized Homes (2)	Same Home	Stabilized Homes (2)

Net loss attributable to common shareholders	$(23,159)	$(23,159)	$(35,555)	$(35,555)

Add (deduct) adjustments to get to total NOI
Gain (Loss) from discontinued operations (NPL/REO)	1,984	1,984	2,205	2,205
General and administrative	10,932	10,932	32,717	32,717
Share-based compensation	2,387	2,387	5,584	5,584
Interest expense	38,877	38,877	115,017	115,017
Depreciation and amortization	53,994	53,994	148,293	148,293
Transaction-related	7,791	7,791	7,856	7,856
Impairment of real estate	13,077	13,077	13,734	13,734
Realized (gain) loss on sales of investments in real estate, net	(3,735)	(3,735)	(12,222)	(12,222)
Equity in income from unconsolidated joint ventures	(214)	(214)	(584)	(584)
Other (expense) income, net	372	372	13,813	13,813
Income tax expense	359	359	695	695
Net income attributable to non-controlling interests	(1,062)	(1,062)	(1,801)	(1,801)
Total NOI	$101,603	$101,603	$289,752	$289,752
Add (deduct) adjustments to get to total portfolio NOI
Property management integration costs (1)	-	-	-	-
Non-portfolio NOI components:
Property operating revenues on non-portfolio homes (1)	(34,172)	(4,111)	(73,557)	(19,743)
Property operating expenses on non-portfolio homes (1)	14,287	3,994	31,380	12,315
Total Non-portfolio NOI	$(19,885)	$(117)	$(42,177)	$(7,428)

Total NOI	$81,718	$101,486	$247,575	$282,324

Calculation portfolio Core NOI margin:
Rental income	$125,483	$153,380	$375,088	$425,205
Fee income	3,953	4,889	10,939	12,766
Less bad debt expense	(1,849)	(2,140)	(5,000)	(5,493)
Total rental revenues	$127,587	$156,128	$381,027	$432,478
Core NOI margin	64.0%	65.0%	65.0%	65.3%

(1)See NOI Segment pages (2)Stabilized is the summation of Same Home Homes plus Stabilized Homes as defined in Appendix A: Definitions	39

Appendix B: Reconciliations

Same Home Cost to Maintain:

Dollars in thousands, except per home amounts

Three Months Ended September 30, 2017

Cost of Ownership	Gross Cost (1)	(-) Chargebacks	Net cost to maintain	Cost per Home
Repairs and maintenance
Repairs and maintenance	$5,584	$83	$5,501	$201
Turnover-related costs	6,925	3,117	3,808	139
Landscaping and Pool Services	1,819	578	1,241	45
Total R&M and turnover expenses	$14,328	$3,778	$10,550	$385

Recurring capital expenditures
Capital replacements	$8,243	$-	$8,243	$302
Turnover-related capital costs	4,079	-	4,079	149
Total recurring capital expenditures	$12,322	$-	$12,322	$451

Total cost to maintain a home				$836

Total revenue enhancing capital expenditures			$536	$20

Nine Months Ended September 30, 2017

Cost of Ownership	Gross Cost (1)	(-) Chargebacks	Net cost to maintain	Cost per Home
Repairs and maintenance
Repairs and maintenance	$15,194	$291	$14,903	$546
Turnover-related costs	18,262	8,269	9,993	366
Landscaping and Pool Services	4,035	1,694	2,341	86
Total R&M and turnover expenses	$37,491	$10,254	$27,237	$998

Recurring capital expenditures
Capital replacements	$20,625	$-	$20,625	$755
Turnover-related capital costs	10,906	-	10,906	399
Total recurring capital expenditures	$31,531	$-	$31,531	$1,154

Total cost to maintain a home				$2,152

Total revenue enhancing capital expenditures			$1,574	$58

(1)See NOI Segment pages (2)Stabilized is the summation of Same Home Homes plus Stabilized Homes as defined in Appendix A: Definitions	40

Appendix B: Reconciliations

Dollars in thousands, except share data

EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income/(loss) from continuing operations	$(22,237)	$(12,040)	$(35,151)	$(67,935)
(+) Interest expense	38,877	39,296	115,017	114,737
(+) Depreciation and amortization	53,994	47,344	148,293	135,818
(+) Income tax expense	359	161	695	487
EBITDA	$70,993	$74,761	$228,854	$183,107
(+) Non-cash compensation	2,387	824	5,584	1,922
(-) Gain on sale of real estate	(3,735)	(1,453)	(12,222)	(3,364)
(+) Impairment of real estate assets	293	356	950	530
(+) Integration costs	-	294	-	7,677
(+) Transaction-related	7,791	1,503	7,856	30,058
(+) Loss on extinguishment of debt	216	-	10,906	-
(+) Hurricane Losses	12,784	-	12,784	-
Adjusted EBITDA	$90,729	$76,285	$254,712	$219,930

Other Assets:

Description	September 30, 2017
Accounts receivable, net of allowance	$10,258
Hedge contract	22,907
Prepaids	10,322
Deposits	17,345
Deferred finance costs, net	7,776
Deferred leasing costs and lease intangibles, net	4,646
Furniture, fixture, and equipment, net	3,346
Other	3,208
Total	$79,808

Weighted-Average Shares:

	Three Months Ended	Nine Months Ended
Description	September 30, 2017	September 30, 2017
Weighted-average shares - basic	128,308,445	116,388,795
Incremental shares from RSUs	588,447	596,797
OP units	5,849,824	5,997,598
Total	134,746,716	122,983,190

Non-cash Debt:

	Three Months Ended	Nine Months Ended
Description	September 30, 2017	September 30, 2017
Debt premium discounts	$4,822	$14,360
Amortization of deferred financing costs	4,152	13,124
Non-cash interest expense from interest rate caps	68	1,894
Loss on extinguishment of convertible debt	216	10,906
Total	$9,258	$40,283

(1)See NOI Segment pages (2)Stabilized is the summation of Same Home Homes plus Stabilized Homes as defined in Appendix A: Definitions	41